Exhibit 99.2

Where Food Comes From, Inc.

2025 First Quarter Conference Call

Call date: Thursday May 8, 2025

Call time: 10:00 a.m. Mountain Time

Jay Pfeiffer – Investor Relations

Good morning and welcome to the Where Food Comes From 2025 first quarter earnings call.

Joining me on the call today are CEO John Saunders, President Leann Saunders, and Chief Financial Officer Dannette Henning.

During this call we’ll make forward-looking statements based on current expectations, estimates and projections that are subject to risk. Statements about financial performance, growth strategy, customers, business opportunities, market acceptance of our products and services, and potential acquisitions are forward looking statements. Listeners should not place undue reliance on these statements as there are many factors that could cause actual results to differ materially from our forward-looking statements. We encourage you to review our publicly filed documents as well as our news releases and website for more information.

I’ll now turn the call over to John Saunders.

John Saunders

Good morning and thanks for joining the call today.

The headwinds we reported for most of last year carried into the first quarter of 2025 and resulted in an approximate 6% year-over-year decline in total revenue for the period.

The majority of that decline came in our verification and certification services segment, where revenue was $252,000 lower than in Q1 last year – a reflection of fewer cattle moving through the system due to a combination of cyclical herd size reduction and the impact of severe drought conditions in certain cattle producing regions. Lower volumes mean fewer initial taggings and fewer opportunities to earn right-to-ship and other fees as cattle move through the supply chain. As a reminder, our beef verification business represents roughly 50% of our revenue mix, so disruption in this segment can have an outsize impact on overall results.

Again, I want to emphasize that we view herd size reduction as a cyclical – and therefore temporary – situation that is expected to swing back in the other direction.

I’ll also note that beef prices have never been higher than they are today, driven by a combination of herd shrinkage, tight supplies, strong consumer demand, and trade issues that began emerging in the first quarter. As a result, ranchers are having no problem finding buyers for their cattle and it’s possible that some may become less motivated to engage with us for certain verifications, although thus far our customer retention rates – always in the high 90% range – are holding steady.

During the first quarter we also experienced disruptions in our poultry and dairy cow verification businesses due to avian influenza outbreaks that have resulted in high mortality rates at many of our poultry customer operations. Some of this impact has been offset by increased demand for our biosecurity services that help producers prevent and/or contain disease outbreaks.

The good news is, despite all the factors I just cited, revenue declined by less than 6% and gross margins remained fairly stable at 41.6%. We attribute this to our disciplined approach to cost management that also extends to our SG&A line, which was flat year over year at $2.1 million.

Net income in the quarter was $31,000, or $0.01 per diluted share, compared to $178,000, or $0.03 per diluted share, in the same quarter last year. More than half of the decline consisted of a $76,000 non-cash charge on digital assets in the first quarter, so on an adjusted basis we are satisfied with our bottom line given the myriad headwinds we’re experiencing.

We continued to buy back shares in the first quarter – a total of 31,345 shares at a cost of $383,000.

By the way, the digital assets I just referred involve the modest (yet thus far, very profitable on paper) investment in bitcoin that we made a few years ago when it was a rarity for public companies to buy cryptocurrencies. We did not mention this in our news release this morning because Yahoo Finance, where some investors get their stock quotes and news, has a policy of not publishing news releases that mention the word “bitcoin” or numerous other cryptocurrency related terms. We discovered Yahoo’s policy last quarter when our Q4 earnings release didn’t appear on Yahoo Finance due to our reference to the $345,000 gain in fair market value of our bitcoin holding.

Interestingly, about three weeks ago, a Yahoo Finance article referenced a Bitwise report indicating bitcoin purchases by public companies surged 16% in the first quarter of 2025 and that 79 publicly traded companies now own approximately 688,000 BTC valued at $57 billion.

But back to our first quarter: As we discussed on our last earnings call, lower beef verification activity – and this quarter, lower poultry verification activity as well – is being partially offset by growth in other aspects of our business.

One of those is our Upcycled Certified® program, the world’s first and largest certification standard for upcycled food and one of the fastest-growing certification seals in the food industry. Upcycling enables producers to reduce food waste and lower their carbon footprint and affords environmentally conscious consumers a tangible solution to shop sustainably for eco-friendly products. It is an international trend with 14 countries now participating in an effort to reduce an estimated $1 trillion in global food waste. The current global market for Upcycling is $46 billion and is expected to grow to nearly $75 billion by 2029.

Upcycled Certified – an exclusive, wholly-owned offering of Where Food Comes From – continues to be our fastest growing service offering, with total certifications having grown 17% YOY in 2024 and accelerating to 10% growth in just the first quarter of this year. Today we are conducting certifications for 111 companies and 628 products, with customers ranging from start-up food, beverage and pet food makers to established CPGs such as Del Monte and Kerry Ingredients. And again, Upcycled Certified is a great fit for our bundling strategy since Upcycled Certified customers often contract for Organic and Non-GMO Project certifications.

Another exciting growth business for us that we haven’t talked about in a while is our fee-based retail labeling program for protein products. You might recall that our initial customer for this program – the Heinen’s grocery chain in the Midwest – helped us pioneer the concept of connecting producers directly with consumers who want to know more about where, how and by whom their food is produced.

We have been targeting mass market and high-end regional retailers who want to strengthen and enhance their relationships with shoppers by partnering with a third party – which is us – to tell the story behind the protein products they offer. Today, we are pleased to announce the addition of two prominent retailers to our program that will display our CARE Certified labeling on products in their beef case. One of the retailers will also display WFCF Source Verified and Non-hormone Treated labeling on their products.

The initial launch with these two customers will include approximately 20 stores with the expectation of adding another 111 locations during the current year. Depending on the success of the 2025 rollout, there is potential for hundreds of additional stores from one of these customers.

The CARE Certified program is a comprehensive sustainability certification that supports producers, processors, and retailers in meeting growing consumer expectations for responsibly sourced products. CARE standards are tailored to reflect the unique characteristics of each operation, considering regional climate, natural resources, production methods, workforce practices, and community engagement.

In addition to adding to our licensing revenue stream, these new customer programs will add visibility and enhance the brands of Where Food Comes From among tens of thousands of retail consumers.

So, with that, I’ll open the call to questions.

Operator

Thank you. [Operator Instructions] There are no questions at this time. I’ll hand the call back to John Saunders for closing remarks.

John Saunders

Well, thank you all for your participation and support. We’ll talk to you again soon.

Operator

This concludes today’s conference. You may disconnect your lines at this time. Thank you for your participation.